UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2009
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51863 (Commission File No.)	03-0491827 (IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
          Vanda Pharmaceuticals Inc. (the “Company” or “Vanda”) will make presentations regarding the Company’s product, FanaptTM (iloperidone), to medical professionals, analysts, investors and others at the Annual Meeting of the American Psychiatric Association (the “APA Meeting”) on May 18, 2009 and May 20, 2009. The posters that will be used for the May 18, 2009 presentations are furnished as Exhibit 99.1 to this Form 8-K. In addition, the posters will be posted on the Company’s Web site http://www.vandapharma.com.
          On May 14, 2009, the Company issued a press release regarding its participation at the APA Meeting and disclosing certain of the data to be presented by the Company at the APA Meeting. The full text of this press release is furnished as Exhibit 99.2 to this Form 8-K.
          Various statements to be made in the presentations, including statements in the posters furnished as Exhibit 99.1 to this Form 8-K, and statements made in the press release furnished as Exhibit 99.2 to this Form 8-K, are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others: delays in the completion of Vanda’s clinical trials; a failure of Vanda’s products to be demonstrably safe and effective; Vanda’s failure to obtain regulatory approval for its products or to comply with ongoing regulatory requirements for its products; a lack of acceptance of Vanda’s products in the marketplace, or a failure to become or remain profitable; Vanda’s expectations regarding trends with respect to its costs and expenses; Vanda’s inability to obtain the capital necessary to fund its commercial and research and development activities; Vanda’s failure to identify or obtain rights to new products; Vanda’s failure to develop or obtain sales, marketing and distribution resources and expertise or to otherwise manage its growth; a loss of any of Vanda’s key scientists or management personnel; losses incurred from product liability claims made against Vanda; a loss of rights to develop and commercialize Vanda’s products under its license and sublicense agreements and other factors that are described in the “Risk Factors” section (Part II, Item 1A) of Vanda’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009 (File No. 001-34186). In addition to the risks described above and in Part II, Item 1A of Vanda’s quarterly report on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
          All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
          The information in the posters attached as Exhibit 99.1 to this Form 8-K and the information in the press release attached as Exhibit 99.2 to this Form 8-K will be provided only as of the applicable dates on which such posters are presented and such press release is issued, and the Company undertakes no obligation to update any forward-looking statements contained in such posters or press release from and after the dates of such presentations or issuance whether as a result of new information, future events or otherwise.
          The information in Item 8.01 of this Form 8-K, the posters attached as Exhibit 99.1 to this Form 8-K and the press release attached as Exhibit 99.2 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Presentation posters.
99.2	Press Release of Vanda Pharmaceuticals Inc. dated May 14, 2009.